EXHIBIT 10.17

[California Bank Trust LOGO]

SECOND AGREEMENT TO MODIFY LOAN AGREEMENT

PROMISSORY NOTE AND DEED OF TRUST

THIS SECOND AGREEMENT TO MODIFY LOAN AGREEMENT, PROMISSORY NOTE AND DEED OF TRUST (“Agreement”), dated as of December 13, 2002, by and between WILLIAM LYON HOMES, INC., a California corporation (“Borrower”), and CALIFORNIA BANK & TRUST, a California banking corporation (“Lender”), with reference to the following facts:

RECITALS

A. Borrower originally agreed to borrow a sum not to exceed Forty Million Dollars ($40,000,000.00) (“Loan”) from Lender for the purpose of providing Borrower with funding for the acquisition and development of residential lots, the construction of existing and future residential home projects, and the issuance of letters of credit for the payment of costs incurred or associated with said projects. The terms and conditions of the Loan are more particularly set forth in that certain Revolving Line of Credit Loan Agreement (Borrowing Base) dated as of September 21, 2000, by and between Borrower and Lender (as the same has been or may be amended or modified from time to time, Loan Agreement”). All capitalized terms not specifically defined herein shall have the meanings given to such terms in the Loan Agreement.

B. The Loan is evidenced by an Amended and Restated Construction Loan Promissory Note dated as of September 18, 2002, given by Borrower to Lender (as the same has been and may be amended from time to time, “Current Note”).

C. The Loan is secured by, among other things, the “Deed of Trust” (as defined in the Loan Agreement).

D. This Agreement, the Current Note and the other documents evidencing or relating to the Loan collectively shall be referred to as the “Loan Documents.”

E. Borrower has requested that Lender modify the Loan by, among other things, increasing (i) the maximum amount of the Loan, (ii) the maximum “Commitment Amount” (as defined in the Loan Agreement), and (iii) the face amount of the Current Note, from Forty Million Dollars ($40,000,000.00) to Fifty Million Dollars ($50,000,000.00) (“New Commitment Amount”).

F. Lender is willing to consent to the modifications to the Loan Documents set forth herein and in those certain amendments to deeds of trust of even date herewith executed by Borrower and Lender modifying each Deed of Trust (collectively, “Recorded Amendments”), subject to the conditions set forth below. The date on which all Recorded Amendments are recorded in the applicable official records for the applicable counties shall be referred to as the “Modification Closing Date.”

TERMS AND CONDITIONS

NOW, THEREFORE, in consideration of the foregoing premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Recitals. The preamble, recitals and any exhibits hereto are hereby incorporated into this Agreement.

2. Increase in the Loan Amount.

2.1. Increase in the Maximum Commitment Amount. From and after the Modification Closing Date, the maximum amount of the Loan and the maximum Commitment Amount are hereby increased from the current amount of Forty Million Dollars ($40,000,000.00) to the New Commitment Amount of Fifty Million Dollars ($50,000,000.00). All references in the Loan Documents to the maximum amount of Loan and maximum Commitment Amount shall be revised to refer to the New Commitment Amount set forth herein.

2.2. Increase in the Amount of the Current Note. As a result of the increase in the amount of the Loan and the maximum Commitment Amount, the face amount of the Current Note shall be increased from the present amount of Forty Million Dollars ($40,000,000.00) to the New Commitment Amount of Fifty Million Dollars ($50,000,000.00) (“New Note Amount”). All references in the Loan Documents to the face amount of the Current Note shall be revised to refer to the New Note Amount set forth herein.

2.3. Amendment and Restatement of the Current Note. Borrower shall execute and deliver to Lender a Second Amended and Restated Promissory Note of even date herewith (the Current Note, as amended by said document, shall hereafter be referred to as the “Note”) evidencing the increase in the amount of the Loan and the maximum Commitment Amount as described herein. All references in the Loan Documents to the Current Note shall be revised to refer to the Note, as amended and restated.

3. Amendment to Definitions in Loan Agreement.

3.1. Commitment Amount. The definition of “Commitment Amount” set forth in the Loan Agreement shall be replaced with the following:

“Commitment Amount” means (a) during the Initial Line Term, the sum of Fifty Million Dollars ($50,000,000.00), and (b) during the Reduction Period, beginning upon the last day of the first Calendar Quarter following the Initial Line Maturity Date, and on or prior to the last day of each Calendar Quarter thereafter during the Reduction Period, the Commitment Amount shall be reduced in the minimum amount of Six Million Two Hundred Fifty Thousand Dollars ($6,250,000.00) (each, “Reduced Commitment Amount”):

Date	Reduced Commitment Amount
Initial Line Maturity Date	$50,000,000.00
First Calendar Quarter	$43,750,000.00
Second Calendar Quarter	$37,500,000.00
Third Calendar Quarter	$31,250,000.00
Fourth Calendar Quarter	$25,000,000.00
Fifth Calendar Quarter	$18,750,000.00
Sixth Calendar Quarter	$12,500,000.00
Seventh Calendar Quarter	$ 6,250,000.00
Eighth Calendar Quarter	$ 0.00

3.2. Deed of Trust. The definition of Deed of Trust shall be replaced with the following:

“Deed of Trust” shall mean, for each Qualified Project entered into the Borrowing Base, a Construction Deed of Trust, Assignment of Leases and Rents and Security Agreement (Including Fixture Filing) executed by Borrower, as trustor, to Title Company, as trustee, and naming Lender as beneficiary, creating a first lien on the Property, the Improvements, and all other buildings, fixtures and improvements now or hereafter owned or acquired by Borrower and situated thereon, and all rights and easements appurtenant thereto. Each Deed of Trust shall secure indebtedness in the Commitment Amount. Upon the closing of the Loan on the Initial Closing Date, a separate Deed of Trust shall encumber all of the Property in each of the Existing Projects that will be added to the Loan. Upon the entry of each Qualified Project into the Borrowing Base, a separate Deed of Trust shall encumber all of the Lots in the applicable Future Project. All Lots in a Qualified Project shall be subject to a Tentative Map or a Final Map, and Lender shall have no obligation to make any Advances of Hard Costs for the construction of any Homes in said Qualified Project, unless and until Lender receives evidence satisfactory to Lender in its discretion of the recording of the Final Map for said Qualified Project. If, with Lender’s prior approval, Entitled Land, Lots Under Development, Developed Lots, Spec Homes (including Model Homes) and Presold Homes for a Qualified Project are added into the Borrowing Base, the Deed of Trust for said Qualified Project shall be amended to secure such property in the form reasonably required by Lender, and Borrower shall pay all costs and expenses incurred by Lender in connection with encumbering all of said property with the applicable Deed of Trust, including without limitation the payment of title insurance and endorsement costs, closing and recording fees, legal fees and all other related charges. For purposes of this Agreement, all such deeds of trust and amendments thereto securing the Loan shall be referred to individually and collectively in the singular as the “Deed of Trust.”

3.3. Maximum Aggregate Loan Allocation(s). The definition of Maximum Aggregate Loan Allocation(s) shall be replaced with the following:

“Maximum Aggregate Loan Allocation(s)” shall mean each and every one of the following:

(a) With respect to all Qualified Projects included in the Borrowing Base (collectively or individually “Geographic Concentration Limitation”):

(1) The aggregate Loan Allocations for all Lots and/or Homes for Qualified Projects (whether Advances have been made and/or have been committed but have not yet advanced) located in the State of Arizona shall not exceed the sum of Fifteen Million Dollars ($15,000,000.00); and/or

(2) The aggregate Loan Allocations for all Lots and/or Homes for Qualified Projects (whether Advances have been made and/or have been committed but have not yet advanced) located in the State of Nevada shall not exceed the sum of Fifteen Million Dollars ($15,000,000.00).

(b) With respect to all Lots to be included in the Borrowing Base, the aggregate Loan Allocations for all Entitled Land, Lots Under Development

and Developed Lots for all Qualified Projects (whether Advances have been made and/or have been committed but have not yet advanced) shall not exceed the sum of Twenty Million Dollars ($20,000,000.00) (“Lot Concentration Limitation”).

(c) With respect to all Spec Homes to be included in the Borrowing Base (“Spec Home Concentration Limitation”):

(1) For all Qualified Projects financed hereunder, the aggregate Loan Allocations for all Spec Homes for all said Projects (whether Advances have been made and/or have been committed but have not yet advanced) shall not exceed the sum of Twelve Million Dollars ($12,000,000.00); and/or

(2) For each and every Qualified Project financed hereunder, the total number of Spec Homes shall not exceed the lesser of (A) four (4) months’ appraised absorption for each said Project, or (B) four (4) months’ actual absorption for the subject Project, as determined by Lender from time to time based upon the actual prior six-month Home sales average for said Project.

4. Amendment to Deed of Trust. Each Deed of Trust shall be amended to secure the obligations under the Note and the other Loan Documents, as amended herein.

5. Conditions Precedent. In no event shall Lender have any obligation to close this transaction unless and until all of the following conditions are satisfied:

5.1. No Defaults. There shall be no: (a) uncured, material default hereunder or under the Loan Documents, (b) continuing representation, covenant or warranty hereunder or under the Loan Documents that is false or misleading in any manner, and (c) event currently existing which, with the passage of time, will result in a material default or the falsity of any continuing representation, covenant or warranty hereunder or under the Loan Documents.

5.2. No Financial Change. There has been no material adverse change in Borrower’s, financial condition since the closing of the Loan.

5.3. Payment Of Lender’s Costs. Borrower shall pay all of Lender’s costs and expenses incurred in connection with the documentation and closing of the modifications to the Loan Documents described herein, including without limitation all attorneys’ fees and other closing fees and costs.

5.4. Title Endorsement. Issuance to Lender of a CLTA Form 110.10 endorsement (or any substantially equivalent endorsement(s) as reasonably approved by Lender) to each ALTA Lender’s Title Policy for each Deed of Trust in form satisfactory to Lender and insuring the continued first lien priority of the Deed of Trust, except for such exceptions as may be approved by Lender in its sole discretion.

5.5. Additional Documents. Lender shall have received all additional documents executed by Borrower, as required by Lender in connection with this Agreement, including, without limitation, the Note and all Recorded Amendments.

6. Representations and Warranties. Borrower hereby represents and warrants to Lender as follows:

6.1. No Default. No default or event of default under any of the Loan Documents has occurred that remains uncured, and no event has occurred which, with the giving of notice or the passage of time, or both, would constitute a default or an event of default under any of the Loan Documents.

6.2. Representations and Warranties. As of the date hereof, all of the warranties and representations contained in all of the Loan Documents remain true, correct, complete and accurate.

6.3. No Claims or Defenses. As of the date hereof, neither Borrower nor its managing member has any claims against Lender nor defenses to the enforcement of any of the Loan Documents in accordance with their respective terms, as amended by this Agreement.

6.4. Financial Covenants. Borrower acknowledges and agrees that the financial covenants contained in the Loan Documents are in full force and effect and shall be monitored by Lender based on the financial reports to be provided under the Loan Agreement.

6.5. Satisfaction of Conditions. All of the conditions precedent set forth above have been fully satisfied.

7. Further Assurances. Borrower agrees to perform such other and further acts, and to execute such additional documents, agreements, notices or financing statements, as Lender deems necessary or desirable from time to time to create, preserve, continue, perfect, validate or carry out any of Lender’s rights under this Agreement and the other Loan Documents.

8. Integration. All rights, remedies, powers and interest provided for Lender herein are in addition to the rights, remedies, powers and interests provided for Lender in the Loan Documents, the terms and provisions of which are incorporated herein by this reference and made a part hereof. If and to the extent any term or provision hereof is inconsistent with any term or provision of the Loan Documents, the term or provision of this Agreement shall prevail.

9. Entire Agreement; Amendments. This Agreement and the other Loan Documents contain the entire agreement between Borrower and Lender with respect to the Loan Documents, and all prior negotiations, commitments, understandings and agreements are superseded by this Agreement and the Loan Documents. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement, any Loan Document, or any other agreement executed in connection with any of the foregoing shall be effective unless in writing and signed by Lender and Borrower, and then only in the specific instance and for the specific purpose given.

10. Governing Law. The Loan Documents shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California, without regard to its conflict of laws principles.

11. Section Headings. The section headings of this Agreement are included for convenience only, and shall not affect the construction or interpretation of any provision of this Agreement.

12. Attorneys’ Fees. If any action or other proceeding is brought to interpret or enforce any provision of this Agreement, the prevailing party shall be entitled to recover attorneys’ fees and expenses.

13. Binding Effect. This Agreement and the other Loan Documents shall be binding upon, and shall inure to the benefit of, Borrower and Lender and their respective successors and assigns, or heirs and personal representatives, as applicable, subject to any provision of the Loan Documents restricting transfers of the Property.

14. Severability of Provisions. No provision of this Agreement or any other Loan Document that is held to be inoperative, unenforceable and invalid shall affect the remaining provisions, and this and all provisions of this Agreement and the Loan Documents are hereby declared to be severable.

15. Miscellaneous. No reference to this Agreement is necessary in any instrument or document at any time referring to the Loan Documents. A reference to the Loan Documents shall be deemed a reference to such document as modified hereby.

16. No Commitment. The furnishing of this Agreement and other modification documents shall in no way be construed as a commitment by Lender to modify, amend, extend or otherwise alter the Loan Documents. Lender shall be under no obligation to close the transaction evidenced by this Agreement unless this Agreement and all related documents are returned to Lender fully executed by Borrower, and unless this Agreement is actually executed by Lender and delivered to Borrower.

17. No Other Amendments. Except as expressly amended herein, the Loan Agreement, and all of the other Loan Documents remain unmodified and in full force and effect.

18. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, this Agreement has been executed by Borrower and Lender as of the date first above written.

BORROWER: WILLIAM LYON HOMES, INC., a California corporation

By:	/s/ RICHARD S. ROBINSON
Richard S. Robinson Senior Vice President

By:	/s/ MICHAEL D. GRUBBS
Michael D. Grubbs Senior Vice President

LENDER: CALIFORNIA BANK & TRUST, a California banking corporation

By:	/s/ ERIN JOHNSON
Erin Johnson Vice President